CORGI ETF TRUST I

JOINT CODE OF ETHICS

Corgi ETF Trust I (the "Trust") & Corgi Strategies, LLC (the "Adviser")
Adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940 and Rule 204A-1 under the Investment Advisers Act of 1940 to deter and detect unlawful or unethical conduct by Access Persons.

I. INTRODUCTION
The Board of Trustees (the "Board") of the Trust and the executive management of the Adviser have determined that this Code is reasonably designed to prevent conduct proscribed by Rule 17j-1 and Rule 204A-1 and to promote fiduciary principles.
Capitalised terms not defined in-line are set forth in Annex A (Glossary).
A. Structure.
The Trust is a Delaware statutory trust registered as an open-end investment company. Each series, currently Founder-Led ETF (FDRS), Founder-Led 2x Daily ETF (FDRX) and any future series (collectively, the "Funds"), is advised by the Adviser.
B. Covered Persons.
This Code applies to every officer, director, employee, consultant or other "supervised person" of the Adviser or the Trust (collectively, "Access Persons") as that term is defined in Rule 17j-1.
1. Any natural person who, in the ordinary course of duties, participates in or obtains information regarding Fund securities transactions.
2. Any person with access to non-public portfolio information.
3. Any trustee, officer or director of the Distributor whose functions relate to Fund trades.

II. FIDUCIARY STANDARDS AND BUSINESS CONDUCT
Put the interests of Fund shareholders and other advisory clients ahead of personal gain.
Execute personal transactions only in a manner that avoids actual or apparent conflicts with client trading.
Never use one's position or information gained through that position for inappropriate personal advantage.
All Access Persons must at all times comply with Section 206 of the Advisers Act and with applicable federal securities laws.

III. PERSONAL SECURITIES TRANSACTIONS
(A) No Access Person shall, directly or indirectly, employ any device, scheme or artifice to defraud a Fund; make any statement that is materially false or misleading, or omit material facts necessary for the statement to be accurate; engage in any act, practice or course of business that operates as a fraud; or manipulate the price or market for any security held or to be acquired for a Fund.
(B) Prior written approval from the Chief Compliance Officer ("CCO") is required before any Access Person acquires beneficial ownership of (i) securities issued in an initial public offering or (ii) securities offered in a transaction exempt from registration under Sections 4(a)(2) or 4(a)(5) of the Securities Act, or Rules 504-506 thereunder. Approval, if granted, is valid only for the calendar day on which it is issued.
(C) Routine Pre-clearance. Except for "Exempt Securities" (Annex F), no Access Person may buy or sell a security in which he or she has a beneficial interest unless the trade is pre-cleared by the CCO. Requests are made via the Personal Trade Request Form (Annex B). Approval may be revoked prior to execution. Requests submitted by the Chief Compliance Officer ("CCO") must be reviewed and approved by the Chief Legal Officer or, if none, an Independent Trustee designated by the Board. Pre-clearance normally will be denied if the same security is (i) held by any Fund on that day, (ii) being considered for purchase or sale by any Fund, or (iii) subject to a pending allocation notice.
(D) 30-Day Rule. An Access Person may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) security within 30 calendar days. Any profit will be donated to a charity chosen by the Adviser, and the transaction history will be reported to the Board at its next regular meeting.
(E) Short sales, short calls, or purchases of puts against any security, including inverse ETFs, require CCO approval and are strictly prohibited when the position targets a Fund or any pooled vehicle advised by the Adviser.
(F) Independent Trustees. Independent Trustees who have no day-to-day access to confidential portfolio information are exempt from paragraphs C-F above, except where they knowingly trade on non-public information received in their trustee capacity.

IV. REPORTING AND DISCLOSURE OBLIGATIONS
1. Within 10 days of becoming an Access Person, and each January thereafter, submit an Initial/Annual Holdings Report current to within 45 days.
2. No later than 30 days after each calendar quarter end, file a Quarterly Transaction Report covering all reportable securities and any new brokerage accounts.
3. Direct all brokers to send duplicate trade confirmations and monthly statements electronically to the CCO.
4. The CCO may waive reporting for accounts over which the Access Person has no direct or indirect influence or control after obtaining written certifications from both the Access Person and the account fiduciary.
5. Independent Trustees file only when they know or reasonably should know that a trade occurred before the next public portfolio posting and involves a security currently being bought or sold by a Fund.

V. ADMINISTRATION
Distribute the Code to all Access Persons and obtain annual acknowledgments.
Maintain an updated roster of Access Persons and their reporting status.
Each quarter, reconcile reported personal trades to Fund trades and investigate variances.
Report apparent violations to the Board.
The Board, including a majority of the Independent Trustees, must (i) approve this Code before the Trust retains the Adviser and (ii) approve any material amendment not later than six months after its adoption.
Annually, the Adviser will furnish the Board with a written report describing Code issues, material violations, sanctions imposed, and certifying that procedures remain reasonably designed to prevent violations.

VI. RECORDKEEPING
The Adviser will maintain all records required by Rule 17j-1(d) and Rule 204-2, including: a copy of the current and past five years' Codes; records of violations and sanctions; Access-Person reports; lists of persons subject to the Code; annual CCO reports; and approvals for IPOs/Private Placements.

VII. MISCELLANEOUS
A. Confidentiality. All reports and information furnished under this Code will be treated as confidential and used solely for compliance purposes, except as otherwise required by law or regulation.
B. Interpretive Standard. The phrase "should have known" does not impose a duty of inquiry or impute knowledge based on public Fund disclosures.

Effective: August 22, 2025

ANNEX A - Glossary

Advisory Client - Every pooled investment vehicle, separately-managed account, sub-advisory mandate or other portfolio for which the Adviser provides discretionary or non-discretionary investment advice.
Access Person - Any Supervised Person who participates in, or is aware of, Fund trades; has access to non-public portfolio information; or is a trustee, officer or director of the Trust, Adviser or Distributor whose functions relate to Fund transactions.
Beneficial Ownership - A direct or indirect pecuniary interest in a security, including interests of immediate family members sharing the same household, trusts, partnerships or derivative contracts, as interpreted under Rule 16a-1(a)(2).
Exempt Security - A security listed as "Exempt" in Annex F or later designated in writing as exempt by the Chief Compliance Officer ("CCO").
Family / Household - Spouse, domestic partner, child, step-child, grandchild, parent, step-parent, grand-parent, sibling, in-law of similar degree, or any other person sharing the Access Person's primary residence for six months or longer.
Limited Offering - Any private placement relying on Section 4(a)(2) or Regulation D of the Securities Act of 1933, or a comparable foreign exemption.
Security - Any "security" within Section 2(a)(36) of the Investment Company Act, Section 202(a)(18) of the Advisers Act or Section 3(a)(10) of the Exchange Act, together with any digital asset, warrant, option, future, swap or other instrument economically linked to the foregoing.

ANNEX B - Personal Trade Request Form (PTR-1)

PERSONAL TRADE REQUEST FORM
Complete one form per security. Approval is valid only until 11:59 p.m. ET on the approval date. The 30-Day Short-Term-Trade Rule applies.

Entity: [ ] Corgi ETF Trust I [ ] Corgi Strategies, LLC
1. Trade Details
Security Name / Ticker / CUSIP: _________________
Trade Type: [ ] Buy [ ] Sell
Quantity / Principal Amount: _________________
Limit or Market Price (USD): _________________
Brokerage Account Name & Number: _________________
2. Special Designations
[ ] Limited Offering [ ] Initial Public Offering
[ ] Position Over 5% of issuer's outstanding shares
3. Employee Certification
"I certify that this transaction complies with the Joint Code of Ethics and that I possess no material non-public information."
Name_____________________ Signature___________________ Date__________
4. Compliance Use Only
[ ] Granted [ ] Denied Comments ____________________________________
CCO/Designee_____________ Date__________
Send duplicate confirms and monthly statements to compliance@founderledfunds.com.

ANNEX C - Initial / Annual Holdings Report (Form COE-H)

INITIAL / ANNUAL SECURITIES HOLDINGS REPORT
As of __________ (mm/dd/yyyy - no more than 45 days old)

Personal Information
Name_____________ Title_____________ Department_____________

Reportable Holdings (exclude Exempt Securities)
For each holding provide:
Security Name / Type / Ticker or CUSIP
Shares or Face Amount
Broker / Custodian
Nature of Interest (e.g., Direct, Spouse, Trust)

Brokerage & Bank Accounts.
List every account that holds securities:
Firm & Account Number
Date Opened (mm/dd/yy)
Control? Yes / No

Certification - "The foregoing is complete and accurate."
Signature_____________________ Date__________

ANNEX D - Quarterly Transaction Report (Form COE-Q)

QUARTERLY TRANSACTION REPORT
[ ] Q1 [ ] Q2 [ ] Q3 [ ] Q4 Year _____

1. No-Transactions Certification
[ ] "I had no reportable transactions this quarter."

2. Reportable Transactions
For each trade list: _______________________
Trade Date: _______________________
Buy / Sell / Other (specify): _______________________
Security: _______________________
Quantity / Principal Amount: _______________________
Price: _______________________
Broker: _______________________
Comments: _______________________

3. New Accounts Opened This Quarter
Firm & Account Number: _______________________
Date Opened (mm/dd/yy): _______________________

Signature_____________ Date__________

ANNEX E - Code of Ethics Acknowledgment

ANNUAL ACKNOWLEDGMENT OF JOINT CODE OF ETHICS
To be signed within 10 days of hire and every July thereafter.
"I have read and understand the Joint Code of Ethics dated August 22, 2025 (or as amended) and agree to comply fully. I have reported, or will promptly report, all personal securities holdings and transactions as required."

Name_____________ Signature_____________ Date__________

ANNEX F - Exempt Securities Schedule
1. U.S. Treasury bills, notes, bonds
Report Exempt: Yes. Pre-Clear Exempt: Yes.

2. Bankers' acceptances and FDIC-insured certificates of deposit
Report Exempt: Yes. Pre-Clear Exempt: Yes.

3. Commercial paper rated A-1 / P-1 or higher
Report Exempt: Yes. Pre-Clear Exempt: Yes.

4. Repurchase agreements collateralized by U.S. Treasuries
Report Exempt: Yes. Pre-Clear Exempt: Yes.

5. Investment-grade corporate bonds (NAIC 1-2)
Report Exempt: No. Pre-Clear Exempt: Yes.

6. Shares of unaffiliated open-end mutual funds
Report Exempt: Yes. Pre-Clear Exempt: Yes.

7. Shares of money-market funds
Report Exempt: Yes. Pre-Clear Exempt: Yes.

8. Unaffiliated ETFs and ETNs
Report Exempt: No. Pre-Clear Exempt: Yes.

9. Purchases of any ETF for which Corgi Strategies, LLC or an affiliate acts as investment adviser or sub-adviser
Report Exempt: No. Pre-Clear Exempt: Yes. (sales require clearance)

10. Qualified tuition programs under IRC Section 529 (unaffiliated)
Report Exempt: Yes. Pre-Clear Exempt: Yes.

11. Any instrument later designated by the Chief Compliance Officer
Report Exempt: As specified. Pre-Clear Exempt: As specified.

Note: Transactions that are report-only (i.e., exempt from pre-clearance) are still subject to the 30-Day Short-Term-Trading Rule and must appear in Forms COE-H (holdings) and COE-Q (quarterly transactions).